                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                 DATE OF EARLIEST EVENT REPORTED: JUNE 28, 2002


                                   MCSi, INC.
    (Exact name of registrant as specified in its articles of incorporation)



      MARYLAND                     000-21561                   31-1001529
 (State or other            (Commission file number)        (I.R.S. employer
 jurisdiction of                                           identification no.)
  incorporation)

                4750 HEMPSTEAD STATION DRIVE, DAYTON, OHIO 45429
                    (Address of principal executive offices)

                                 (937) 291-8282
              (Registrant's telephone number, including area code)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On June 28, 2002 MCSi, Inc. ("MCSi" or the "Company") sold substantially all of the assets and liabilities related to its computer technology products division ("CTP") to MCPc, Inc, an Ohio corporation (the "Transaction"). CTP primarily represented the computer supply business of the Company. The total consideration was $24.8 million, which included approximately $11.2 million of cash, $8.1 million in the form of a secured, five year note receivable bearing interest at 12% per annum, and the assumption of certain obligations, which included trade accounts payable. The purchase price was determined by arms-length negotiations between the Company and MCPc, Inc. MCPc, Inc. is owned by certain former employees of the Company and other outside investors. The president of MCPc, Inc. is Michael Trebilcock who is a former Vice President of Sales and Chief Development Officer of the Company.

ITEM 5. OTHER EVENTS

On July 1, 2002, MCSi issued the press release attached to this Current Report on Form 8-K as Exhibit 99.1.

Also, on June 28, 2002 the Company acquired all of the outstanding common stock of Mercatum, Ltd. ("Mercatum"), a distributor of audio visual equipment located in Leeds, England. The purpose of the acquisition is to enable the Company to enter the European audio visual market and to assist Mercatum in becoming an integrator of audio visual products and services. The acquisition did not constitute a significant acquisition; thus, audited financial statements and pro forma financial information is not provided. MCSi and Mercatum have maintained an on-going business relationship for several years.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements.

Not applicable.

(b) Pro forma financial information.

Pro forma financial information reflecting the sale of the computer technology products division is set forth on pages 4 through 8 of this Current Report on Form 8-K.

(c) Exhibits.

2.1 Asset Purchase Agreement dated April 28, 2002 by and between MCSi, Inc. and MCPc, Inc. and the June 28, 2002 amendment thereto.

2.2 Secured Promissory Note of MCPc, Inc., dated June 28, 2002

2.3 Loan and Security Agreement by and between MCSi, Inc. and MCPc, Inc., dated June 28, 2002

99.1 Press Release dated July 1, 2002 announcing the sale/disposition.

                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            MCSi, INC.

Dated: July 15, 2002                 By: /S/ IRA H. STANLEY
                                         ---------------------------------------
                                         Vice President, Chief Financial Officer

                       MCSi, Inc., Pro Forma Consolidated
                      Financial Information - Introduction


         The following unaudited pro forma consolidated financial information presents pro forma information for the Company giving effect to the sale of the computer technology products division, which occurred on June 28, 2002 (the "Transaction"). The pro forma consolidated financial information is based upon the historical consolidated financial statements of MCSi for each of the periods presented. The pro forma information is presented as of March 31, 2002 for balance sheet purposes and for the year ended December 31, 2001 and the interim period ended March 31, 2002 for statement of operations purposes.

         The pro forma consolidated balance sheet as of March 31, 2002 has been presented as if the Transaction had occurred on March 31, 2002.

         The pro forma consolidated statements of operations for the three month period ended March 31, 2002 and for the year ended December 31, 2001 have been presented as if the Transaction had occurred at the beginning of each period presented.

         The pro forma consolidated financial statements have been prepared by MCSi and all calculations have been made by MCSi based upon assumptions considered appropriate by the Company. The pro forma statements of operations exclude, as a non-recurring event, the March 31, 2002 pro forma loss on the Transaction of $44.1 million net of income taxes. These assumptions are set forth in the Notes to the consolidated pro forma financial information. Because the Transaction closed recently, the pro forma financial information is based upon preliminary estimates which could result in adjustments when the final amounts are determined. The estimates included herein are not expected to differ materially from the amounts included herein.

         The pro forma consolidated financial information is unaudited, is presented for informational purposes only and does not necessarily indicate what the actual results of operations would have been had the Transaction occurred on the dates indicated, or what the future operating results or financial position of MCSi may be.

                                   MCSi, Inc.
                    Notes to Pro Forma Financial Information


The following describe the pro forma adjustments reflected in the accompanying pro forma balance sheet, assuming the Transaction had occurred on March 31, 2002 and the accompanying pro forma statement of operations assuming the Transaction had occurred during the year ended December 31, 2001 and the interim period ended March 31, 2002.

         (1) To remove from the historical consolidated accounts of the Company the net assets and results of operations of the computer technology products division.
         (2) To reflect the proceeds (and subsequent use thereof to reduce long-term debt) from the sale of the computer technology products division comprising:
                  (a) Cash proceeds, which are assumed to be used to reduce long-term debt
                  (b) The receipt of a note from the purchaser
                  (c) To record the tax benefit associated with the loss arising from the Transaction
                  (d) To reflect the pro forma loss from the Transaction as a charge to shareholders' equity

         The following notes describe the adjustments made to the pro forma statements of operations for the year ended December 31, 2001 and the three-month period ended March 31, 2002:

         (3) Reduction of interest expense arising from using the cash portion of the proceeds to reduce long-term debt using the Company's average borrowing rate during the period. The weighted average interest rates were 7.5% for the three months ended March 31, 2002 and 11.5% for the year ended December 31, 2001.
         (4) Increase in other income to reflect interest income from the note receivable received from the purchaser in the Transaction.
         (5) To reflect the income tax expense (benefit) associated with the pro forma adjustments
         (6) Net income and earnings per share for the year ended December 31, 2001 excluding goodwill amortization would have been $13.4 million and $0.92, respectively.

                                    MCSi, Inc.
                         PRO FORMA CONSOLIDATED BALANCE SHEET
                                AS OF MARCH 31, 2002
                               (DOLLARS IN THOUSANDS)

                                                                       SALE OF COMPUTER
                                                                      TECHNOLOGY PRODUCTS         PRO FORMA
                                                      AS REPORTED         DIVISION (1)          ADJUSTMENTS (2)        AS ADJUSTED
                                                      -----------     -------------------       ---------------        -----------
Cash and cash equivalents                            $      4,525          $         -           $         -            $    4,525
Accounts receivable                                       186,270               52,815                     -               133,455
Inventories                                                80,568               12,347                     -                68,221
Prepaid expenses                                            1,113                  325                     -                   788
Assets of discontinued operations                           8,093                    -                     -                 8,093
Deferred income taxes                                       3,671                    -                19,133 (c)            22,804
                                                     ------------          -----------           -----------            ----------
    Total current assets                                  284,240               65,487                19,133               237,886

Property and equipment - net                               41,659                7,144                     -                34,515
Intangible assets - net                                   165,670               15,335                     -               150,335
Notes receivable                                                -                    -                 8,069 (b)             8,069
Other assets                                                1,956                    -                     -                 1,956
                                                     ------------          -----------           -----------            ----------
    Total assets                                     $    493,525          $    87,966           $    27,202            $  432,761
                                                     ============          ===========           ===========            ==========

Current liabilities:
  Accounts payable - trade                           $     57,432          $     5,500           $         -            $   51,932
  Accrued expenses, payroll and income taxes               15,999                    -                     -                15,999
  Liabilities of discontinued operations                    6,802                    -                     -                 6,802
  Short-term debt                                             249                    -                     -                   249
                                                     ------------          -----------           -----------            ----------
    Total current liabilities                              80,482                5,500                     -                74,982

  Long-term debt                                           64,530                    -               (11,209)(a)            53,321
  Deferred income taxes                                     3,896                    -                     -                 3,896
                                                     ------------          -----------           -----------            ----------
    Total liabilities                                     148,908                5,500               (11,209)              132,199

Commitments and contingencies
Stockholders' equity:
  Preferred stock, no par value                                 -                                                                -
  Common stock, no par value;
   24,306,384 shares outstanding                                -                                                                -
  Additional paid-in capital                              318,566                                                          318,566
  Retained earnings (deficit)                              33,710                                    (44,055)(d)           (10,345)
  Accumulated other comprehensive income                     (707)                                                            (707)
  Unearned compensation                                      (312)                                                            (312)
  Treasury stock, at cost                                  (6,640)                                                          (6,640)
                                                     ------------          -----------           -----------            ----------
    Total stockholders' equity                            344,617                    -               (44,055)              300,562
                                                     ------------          -----------           -----------            ----------
    Total liabilities and stockholders' equity       $    493,525          $     5,500           $   (55,264)           $  432,761
                                                     ============          ===========           ===========            ==========


                              See Notes to Pro Forma Financial Information

                                   MCSi, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                 FOR THE THREE MONTH PERIOD ENDED MARCH 31, 2002
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                               COMPUTER
                                                         TECHNOLOGY PRODUCTS                        PRO FORMA
                                           AS REPORTED        DIVISION (1)          SUBTOTAL        ADJUSTMENTS       AS ADJUSTED
                                           -----------   ------------------         --------        -----------       -----------
Net sales                                  $   184,246       $    51,406          $   132,840                          $   132,840
Cost of sales                                  130,077            42,732               87,345                               87,345
                                           -----------       -----------          -----------        ---------         -----------

Gross profit                                    54,169             8,674               45,495                               45,495

Selling, general and administrative
    expenses                                    42,161             8,907               33,254                               33,254

                                           -----------       -----------          -----------        ---------         -----------

Operating income                                12,008             (233)               12,241                               12,241

Interest expense                                (1,797)               -                (1,797)             210 (3)          (1,587)
Other (expense) income, net                         35                -                    35              242 (4)             277
                                           -----------       -----------          -----------        ---------         -----------

Income before income taxes                      10,246             (233)               10,479              452              10,931

Provision (benefit) for income taxes             4,098              (93)                4,191              147 (5)           4,338
                                           -----------       -----------          -----------        ---------         -----------

Income from continuing operations          $     6,148        $    (140)          $     6,288        $     305         $     6,593
                                           ===========       ==========           ===========        =========         ===========
Earnings per share of common stock
   -- basic -- continuing operations       $      0.26                                                                 $      0.28
                                           ===========                                                                 ===========
Earnings per share of common stock
   -- diluted  -- continuing operations    $      0.26                                                                 $      0.27
                                           ===========                                                                 ===========
Weighted average number of common
   shares outstanding -- basic              23,946,399                                                                  23,946,399
                                           ===========                                                                 ===========
Weighted average number of common
   shares outstanding -- diluted            24,048,556                                                                  24,048,556
                                           ===========                                                                 ===========



                         See Notes to Pro Forma Financial Information

                                 MCSi, Inc.
                PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                       THE YEAR ENDED DECEMBER 31, 2001
                (Dollars in thousands, except per share data)

                                                                         Computer
                                                                     Technology Products                    Pro Forma
                                                      As Reported       Division (1)         Subtotal      Adjustments  As Adjusted
                                                      -----------    ------------------      ---------     -----------  -----------
Net sales                                             $   810,370      $    249,849         $    560,521                $   560,521
Cost of sales                                             581,028           210,498              370,530                    370,530
                                                     ------------     -------------        -------------  ------        -----------

Gross profit                                             229,342            39,351              189,991                     189,991

Selling, general and administrative expenses             183,586            40,203              143,383                     143,383
Restructuring and other special charges                    9,821                 -                9,821                       9,821
                                                     ------------     -------------        -------------  ------        -----------

Operating income (loss)                                   35,935              (852)             36,787                       36,787

Interest expense                                         (16,648)                -             (16,648)    1,288 (3)        (15,360)
Other (expense) income, net                                 (597)                -                (597)      968 (4)            371
                                                     ------------     -------------        -------------  ------        -----------
Income (loss) before income taxes                         18,690              (852)             19,542     2,256             21,798

Provision (benefit) for income taxes                       9,433              (430)              9,863       660 (5)         10,523
                                                     ------------     -------------        -------------  ------        -----------

Income from continuing operations (6)                $     9,257      $       (422)        $     9,679    $ 1,596       $    11,275
                                                     ===========      ============         ===========    =======       ===========


Earnings per share of common stock
  -- basic -- continuing operations                  $      0.64                                                        $      0.78
                                                     ===========                                                        ===========
Earnings per share of common stock
  -- diluted  -- continuing operations (6)           $      0.64                                                        $      0.77
                                                     ===========                                                        ==========

Weighted average number of common
  shares outstanding -- basic                         14,378,269                                                         14,378,269
                                                     ===========                                                        ===========
Weighted average number of common
  shares outstanding -- diluted                       14,568,845                                                         14,568,845
                                                     ===========                                                        ===========



                See Notes to Pro Forma Financial Information